Exhibit 3.7

CERTIFICATE OF FORMATION

OF

CENDANT MEMBERSHIP SERVICES HOLDINGS LLC

1. The name of the limited liability company is Cendant Membership Services Holdings LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 27th day of December, 2004.

CENDANT MEMBERSHIP SERVICES HOLDINGS LLC

By:	/s/ Lynn A. Feldman
Name: Lynn A. Feldman
Title: Authorized Person

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION

OF

CENDANT MEMBERSHIP SERVICES HOLDINGS LLC

It is hereby certified that;

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Cendant Membership Services Holdings LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article:

“1. The name of the limited liability company is Cendant Marketing Group, LLC.”

Executed on April 14, 2005

/s/ Lynn A. Feldman
Lynn A. Feldman, Authorized Person

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION

OF

CENDANT MARKETING GROUP, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Cendant Marketing Group, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article:

“1. The name of the limited liability company is Affinion Marketing Group, LLC.”

Executed on September 22, 2005

/s/ Lynn A. Feldman
Lynn A. Feldman, Authorized Person

CERTIFICATE OF CORRECTION

TO THE CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF FORMATION

OF

AFFINION MARKETING GROUP, LLC

This Certificate of Correction of Affinion Marketing Group, LLC (the “Company”), dated September 28, 2005, is tiled under Sections 206 and 211 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

1.	The name of the Company as listed on the current certificate of formation is Affinion Marketing Group, LLC.

2.	The certificate of amendment of the certificate of formation of the Company (the “Certificate”) was filed on September 27, 2005.

3.	The Certificate incorrectly stated the Company’s new name.

4.	Article 2 of the Certificate is corrected by replacing it in its entirety as follows:

“2. The certificate of formation of the limited liability company is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article:

“1. The name of the limited liability company is Affinion Group, LLC.”

/s/ Lynn A. Feldman
Lynn A. Feldman, Authorized Person